EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 34 to the Registration Statement (File Nos. 2-68918 and 811-3090) (the "Registration Statement") of MFS(R) Series Trust VII (the "Trust"), of my opinion dated March 18, 1998, appearing in Post-Effective Amendment No. 26 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on March 30, 1998.

                                  JAMES R. BORDEWICK, JR.
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                                  James R. Bordewick, Jr.
                                  Assistant Clerk and Assistant Secretary

Boston, Massachusetts
October 27, 2003